Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form F-1 of our report dated April 28, 2023, relating to the consolidated financial statements of SatixFy Communications Ltd which are contained in that prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/ Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel
May 4, 2023